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Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the annual report on Form 10-K of Griffon Corporation (the "Company") for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ronald J. Kramer, as Chief Executive Officer of the Company, and Douglas J. Wetmore, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RONALD J. KRAMER
Name: Ronald J. Kramer Title: Chief Executive Officer (Principal Executive Officer) Date: November 24, 2009
/s/ DOUGLAS J. WETMORE
Name: Douglas J. Wetmore Title: Chief Financial Officer (Principal Financial Officer) Date: November 24, 2009

        A signed original of this written statement required by Section 906 has been provided to Griffon Corporation and will be retained by Griffon Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002